As filed with the Securities and Exchange Commission on October 2, 2006
Commission File No. 333-128584

SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

ADMIRALTY HOLDING COMPANY

(formerly Ruby Mining Company)

(Name of small business issuer in its charter)

Colorado	1000	83-0214117
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(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Organization)	Classification Code Number)	Identification Number)

3318 Highway 5, No. 504
Douglasville, Georgia 30135-2308
(404) 348-4728

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Murray D. Bradley, Jr., Secretary-Treasurer and Chief Financial Officer
3318 Highway 5, No. 504
Douglasville, Georgia 30135-2308
(404) 348-4728

(Name, address and telephone number of agent for service)

Copies to:

Steven A. Cunningham, Esq.
Steven A. Cunningham, P.C.
11660 Alpharetta Hwy., Suite 155

Roswell, Georgia 30076
Telephone: (770) 442-2364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) .

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 28, 2006, Ruby Mining Company (the "Company") completed a financing (the “$600,000 Financing”) involving the sale of $600,000 in aggregate principal amount of callable secured convertible notes. The lenders (holders) (the “Lenders”) are the same lenders (holders) of the promissory notes for the three-tranche $2,500,000 financing (the “$2,500,000 Financing”) announced by the Company on June 30, 2005, and most of the terms and conditions of the financing instruments for the $600,000 Financing are materially identical to those in the financing instruments used in the $2,500,000 Financing. The notes for the $600,000 Financing were purchased in a single tranche, which the Company received upon execution of the definitive financing agreements on September 28, 2006. The $600,000 Financing was placed through the NIR Group of Rosalyn, New York and facilitated by Equity Source Partners, LLC of Jericho, New York.

Under the terms of the notes evidencing the $600,000 Financing. the unpaid principal balance, together with any accrued interest thereon, is due and payable three years after the date of issuance. Accordingly the unpaid principal balance on the notes will be due and payable on September 28, 2009. Interest is payable on the notes at the rate of 8% per annum and is payable quarterly in cash. However, the interest rate resets to zero percent for any month in which the stock price is greater than 125% of the initial market price, or $0.06, for each trading date during that month.

The notes are secured by the Company's assets, including the Company's inventory, accounts receivable and intellectual property, under the security agreements executed in connection with the $2,500,000 Financing. The Lenders have the right to convert their notes at any time into shares of the Company's common stock. The conversion price of the notes is equal to the lesser of (i) $.06 and (ii) the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date, discounted by 50%. However, in no event are the Lenders allowed to convert any portion of their notes in excess of that portion of the notes upon conversion of which the sum of the number of shares beneficially owned by the Lenders and the number of shares issuable upon conversion of the portion of the notes with respect to which such determination is being made, would result in beneficial ownership by the Lenders of more than 4.99% of the Company's outstanding common shares.

The Company has a call option under the terms of the notes. The call option provides the Company with the right to prepay all of the outstanding notes at any time, provided there is no event of default by the Company and the Company's stock is trading at or below $.06 per share. An event of default includes the failure by the Company to pay the principal or interest on the notes when due or to timely file a registration statement as required by the Company or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 155% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes.

The Company's right to repay the notes is exercisable on not less than ten trading days’ prior written notice to the Lenders. For notice purposes, a trading day is any day on which the Company's common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the Lenders have the right at all times to convert all or any portion of the notes prior to payment of the prepayment amount.

The Company also has a partial call option under the terms of the notes in any month in which the current price of its common stock is below the initial market price of $.06. Under the terms of the partial call option, the Company has the right to pay the outstanding principal amount of the notes plus one-month's interest for that month, which will stay any conversions of the notes by the Lenders for that month. The principal amount of the notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

As further consideration to the Lenders, the Company is required to issue warrants to them to acquire an aggregate of 10,000,000 shares of the Company's common stock at an exercise price of $.06 per share. The warrants have a five-year term from the date of issuance, with cashless exercise permitted in the event there is not an effective registration statement registering the shares underlying the warrants. The Company is required to have authorized, and reserve for the purpose of issuance, a sufficient number of shares of its common stock to provide for the full conversion or exercise of the outstanding notes and warrants and the issuance of its common shares in connection therewith (based on the Conversion price of the notes and exercise price of the warrants in effect from time to time) and as otherwise required by the notes.

The Company is required to register the shares of its common stock issuable upon the conversion of the notes and the exercise of the warrants. The registration statement must be filed with the SEC within 90 days of the September 28, 2006 closing date and the effectiveness of the registration is to occur within 135 days of such closing date. Penalties of 2% of the outstanding principal balance of the notes plus accrued interest are to be applied for each month the registration is not effective within the required time period. The penalty may be paid in cash or stock at the option of the Company.

The Company intends to use the proceeds from the financing to pay current accounts payable, to complete the first ATLIS(TM) unit, for continuing operations and acquisition of capital equipment and to cover certain administrative costs.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLP (the "Lenders")

10.2	Form of Callable Secured Convertible Note with each of the Lenders

10.3	Form of Stock Purchase Warrant with each of the Lenders

10.4	Security Agreement with the Lenders

10.5	Registration Rights Agreement with the Lenders

10.6	Financial Advisory Agreement with Equity Source Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RUBY MINING COMPANY
(Registrant)
Dated: September 29, 2006	By /s/ Murray D. Bradley, Jr.
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Murray D. Bradley, Jr.
Chief Financial Officer